UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 14, 2009

FISCHER-WATT GOLD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	0-17386 (Commission File Number)	88-0227654 (IRS Employer Identification #)
2582 Taft Court, Lakewood, Colorado 80215 (Address of Principal Executive Office)

(303) 232-0292

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On October 2, 2008, Fischer-Watt Gold Company, Inc. (the “Company”) entered into a binding letter agreement with Tournigan Energy Ltd. (“TVC”) to acquire its wholly-owned United States subsidiary, Tournigan USA Inc. (“TUSA”).  The prime asset in TUSA is its portfolio of mineral claims and leases on over 55,000 acres in Wyoming, South Dakota and Arizona that cover some of the most prospective uranium-bearing geology in the United States.  The Company reported the entry into this material definitive agreement on the Company's Current Report on Form 8-K filed with the Commission on October 6, 2008.

On February 27, 2009, the Company finalized the acquisition of TUSA.  Under the terms of the agreement, the Company has granted Tournigan Energy a 30% carried interest on each of the existing properties up to the completion of a feasibility study for any project encompassing any of these properties.  At that point, Tournigan Energy can elect to convert its interest into a 30% contributing working interest or allow its interest to dilute to a 5% net profits interest.  The Company delivered to Tournigan Energy an unsecured, interest-free promissory note, due August 31, 2009, in the amount of $325,327.  This was the amount paid by Tournigan Energy for the current year’s federal mineral claim maintenance fees and adjusted for existing working capital on the closing date.  Prior to August 31, 2009, the Company will also secure the release of, or reimburse Tournigan Energy for the existing reclamation bonds on the properties in the amount of $930,000 less any applicable reclamation costs.  All the claims and leases are 100% controlled in TUSA.  There are no further underlying agreements, payments or royalties on these claims and leases other than statutory federal and state fees and production royalties.  The Company reported the closing of the acquisition on the Company's Current Report on Form 8-K filed with the Commission on March 23, 2009.

On August 21, 2009, the Company and TVC entered into a Letter Agreement whereby the Company and TVC agreed to the following terms:

1.

TVC agreed to an extension of time to December 15, 2009 for the Company to pay off the outstanding balance of the promissory note payable, less some minor adjustments for items paid by TUSA for the account of TVC since February 27, 2009;

2.

TVC agreed to an extension of time to December 15, 2009 for the Company to pay $530,000 against the amount owed against the reclamation bonds without deduction for any reclamation costs actually incurred by TUSA to that date; and

3.

TVC agreed to an extension of time for the Company to pay the balance of $400,000 less the actual cost of reclamation, estimated at $52,000 for reclamation work conducted by TUSA prior to February 27, 2009, being $348,000 payable to TVC by September 30, 2010.

On December 14, 2009, the Company and TVC entered into a Letter Agreement (which Letter Agreement was approved by TVC’s Board of Directors on January 4, 2010) whereby TVC and the Company agreed to the following terms:

1.

Promissory note payable by the Company to TVC for $325,327 due on December 15, 2009 be reduced to $100,000 which is payable in full upon acceptance of the Letter Agreement. As of the date of this Report, the

$100,000 has been paid in full;

2.

A further $100,000 was payable by the Company upon acceptance of the Letter Agreement as an instalment against the $530,000 accounts receivable from the Company.  As of the date of this Report, the $100,000 payment has been made.  The balance of the $430,000 will be paid from one-half of the proceeds (net of issue costs) of the next equity share issues of the Company until paid in full; and

3.

The balance of $400,000, less the actual cost of reclamation, estimated at $52,000 for reclamation work conducted by TUSA prior to February 27, 2009, being $348,000 payable to TVC by September 30, 2010.

The Company’s President and Chief Executive Officer, Peter Bojtos, is also a director of Tournigan Energy and has declared his interest in this transaction to the independent directors of the Company.

Section 9 – Financial Statement and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated August 21, 2009, between Fischer-Watt Gold Company, Inc. and Tournigan Energy Ltd.
10.2	Letter Agreement, dated December 14, 2009, between Fischer-Watt Gold Company, Inc. and Tournigan Energy Ltd.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER-WATT GOLD COMPANY, INC.

By:	/s/ Peter Bojtos
Peter Bojtos President and Chief Executive Officer

Dated:  January 5, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated August 21, 2009, between Fischer-Watt Gold Company, Inc. and Tournigan Energy Ltd.
10.2	Letter Agreement, dated December 14, 2009, between Fischer-Watt Gold Company, Inc. and Tournigan Energy Ltd.